UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2006

MAXCO, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-2762	38-1792842
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1005 Charlevoix Dr. Suite 100, Grand Ledge, Michigan		48837
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (517) 627-1734

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As disclosed by Maxco, Inc. (the “Company”) in Form 8-K dated November 2, 2005, Form 10-K dated July 14, 2006, and reported in Form 10-Q filed on August 14, 2006, the Company entered into a Settlement Agreement effective October 27, 2005 with American Realty Equities, Inc. (“ARE”), Capital Center Associates, LLC, (“CCA”), L/M Associates, LLC (“L/M”) and Company President Max A. Coon relating to property and the related mortgage on such property owned by CCA. CCA is majority owned by L/M which is 50% owned by the Company. Without admitting any liabilities or fault, and to avoid the expense and uncertainties of litigation, the parties settled the litigation as detailed in the Settlement Agreement (hereby incorporated by reference from Form 8-K dated November 2, 2005) (“Settlement Agreement”). In summary, the Settlement Agreement states that the total amount to be paid to ARE is $8.5 million if paid on or before September 1, 2006. On August 30, 2006 payment was made to ARE as required under the Settlement Agreement. To pay this commitment to ARE, the Company was party to the following agreements:

1.
On August 30, 2006, Maxco, Inc. guaranteed a Mortgage Loan Agreement (the “Agreement”) for $2,775,000 between The Huntington National Bank (“HNB”) and CCA. In addition to Maxco, Inc., other guarantors named are L/M, Max A. Coon, and the Max A. Coon Trust. The Agreement, which is secured by a first mortgage on a commercial building in Lansing, Michigan (“CCA Building”), calls for CCA to make 60 monthly payments of principal and interest of $22,363.76 plus a final payment of the remaining principal and any accrued interest on September 15, 2011 to HNB. Maxco, Inc. and the other guarantors would be liable for payment to HNB should CCA default.

2.
The Company’s wholly-owned subsidiary, Atmosphere Annealing, Inc. (“AAI”), as part of refinancing of its debt with its principal lender, provided the Company with $5,761,333.25 as part of an intercompany demand note toward fulfilling the commitment to ARE. The $5,761,333.25, which was advanced under loan agreements with AAI’s principal lender, is collateralized by certain assets of AAI including real estate and equipment.

3.
On August 30, 2006, CCA, L/M and the Company agreed that the Company loan the $5,761,333.25 to CCA to fulfill the commitment to ARE. The loan to CCA by the Company is evidenced by a demand note, secured by a second mortgage on the CCA Building in favor of the Company, and guaranteed by L/M.

Item 1.02 Termination of a Material Definitive Agreement

1.	See Item 1.01.

2.
As a result of timely fulfilling the commitment to ARE under the Settlement Agreement on August 30,  2006, the underlying foreclosure litigation and the guaranty litigation by ARE were each dismissed by the   Court on August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxco, Inc.
(Registrant)

Date: September 6, 2006	/s/ Lawrence O. Fields
(Signature)
Lawrence O. Fields
Chief Financial Officer